Exhibit 99.1

Morphic Announces Corporate Highlights and Third Quarter 2020 Financial Results

Initiated phase 1 clinical trial for MORF-057 with results expected by mid-2021

Presented data at UEG 2020 that reinforce preclinical potency and selectivity profile of MORF-057

Received $20 million from AbbVie exercising option to αvβ6 integrin inhibitor program

WALTHAM, Mass. – November 9, 2020 – Morphic Therapeutic (Nasdaq: MORF), a biopharmaceutical company developing a new generation of oral integrin therapies for the treatment of serious chronic diseases, today reported corporate highlights and third quarter 2020 financial results.

“During the third quarter, Morphic made the most noteworthy progress yet in our mission to deliver the first generation of oral medicines targeting integrin receptors. In September, we announced that the first healthy volunteers received  MORF-057 in a phase 1 clinical trial designed to generate safety and pharmacokinetic data, as well as to measure levels of α4β7 receptor occupancy, a key potential proof-of-concept biomarker in inflammatory bowel disease,” said Praveen Tipirneni, M.D., president and chief executive officer of Morphic Therapeutic. “MORF-057 is the first in our pipeline of selective integrin inhibitor candidates generated by the MInT Platform to enter clinical trials. Further, AbbVie recently exercised its option to exclusively license our αvβ6 integrin inhibitor program for the treatment of fibrotic diseases. AbbVie’s decision further validates the MInT Platform and our team’s ability to generate high quality small molecule integrin inhibitors and to design and execute rigorous discovery and development programs.”

Morphic is developing MORF-057 as a selective, oral small molecule inhibitor of the α4β7 integrin, a target for the treatment of inflammatory bowel disease (IBD) with an initial focus on moderate-to-severe ulcerative colitis (UC). The mechanism of α4β7 inhibition to treat IBD has been clinically validated by the approved infused antibody therapy, vedolizumab.

Third quarter and recent corporate highlights:

●	Initiated a phase 1 clinical trial of MORF-057 in healthy volunteers
o	The randomized, double-blind, placebo-controlled, single and multiple ascending dose study in healthy adults will evaluate the safety, tolerability, pharmacokinetic and pharmacodynamic properties of MORF-057; a concurrent food effect study will also be conducted
o	The full data set from the trial is expected to be presented at a major medical conference by mid-2021 with potential release of initial single-ascending dose cohort results in first quarter 2021, including key safety and receptor occupancy data

●	Announced AbbVie exercised its option to exclusively license the αvβ6 integrin inhibitor program for fibrotic diseases
o	AbbVie paid Morphic a license fee of $20.0 million, with future potential regulatory and commercial milestones and royalties from the sales of any commercialized candidates

o	The exclusive license covers Morphic’s αvβ6 integrin specific program, including the compounds MORF-720 and MORF-627, discovered from the MInT Platform, Morphic’s proprietary platform for the discovery of oral integrin drugs

●	Presented additional preclinical data on the MORF-057 program at United European Gastroenterology (UEG) Week Virtual 2020
o	The UEG data reinforce the high potency and selectivity of MORF-057 for its integrin target, α4β7, through ex vivo human translational biomarkers
o	These data further reinforce the potential for MORF-057 to act through the same clinically validated mechanism as the approved injectable, infused antibody, vedolizumab, but using a potentially more convenient oral small molecule
o	Notably, these data also validated a novel physiologically relevant assay to measure α4β7 receptor occupancy in human whole blood, a key pharmacodynamic marker being studied in the ongoing phase 1 clinical trial of MORF-057

Financial Results for Third Quarter 2020

Net income for the quarter ended September 30, 2020 was $5.4 million or $0.17 per share, diluted compared to a net loss of $8.9 million or $0.30 per share, basic and diluted for the same quarter last year.

●	Revenue was $25.8 million for the quarter ended September 30, 2020 compared to $5.7 million for the same quarter last year. The increase was primarily due the receipt of a $20.0 million payment triggered by AbbVie exercising their option to Morphic’s αvβ6 program
●	Research and development expenses were $16.0 million for the quarter ended September 30, 2020, compared to $12.6 million in the same quarter last year. The $3.4 million increase year-over-year reflects clinical, development and manufacturing costs associated with our lead wholly owned α4β7 clinical program; and increased personnel-related costs to support continued progress with the company’s pipeline
●	General and administrative expenses were $4.8 million for the quarter ended September 30, 2020, compared to $2.9 million in the same quarter last year. The $1.9 million increase year-over-year was primarily attributable to increased headcount and higher professional fees to operate as a public company along with consulting fees associated with ongoing business development activities

As of September 30, 2020, Morphic had cash, cash equivalents, and marketable securities of $213.1 million, compared to $237.0 million at the end of 2019. Through utilization of at-the-market (ATM) offerings during the third quarter of 2020, Morphic raised net proceeds of $6.3 million. Morphic believes its cash, cash equivalents, and marketable securities balance as of September 30, 2020 will be sufficient to fund operating expenses and capital expenditure requirements into at least the end of 2022.

About Morphic Therapeutic

Morphic Therapeutic is a biopharmaceutical company developing a new generation of oral integrin therapies for the treatment of serious chronic diseases, including autoimmune, cardiovascular and metabolic diseases, fibrosis and cancer. In collaboration with AbbVie, Janssen and Schrödinger, Morphic is advancing its pipeline and discovery activities using its proprietary MInT Platform which leverages the Company’s unique understanding of integrin structure and biology. For more information, visit www.morphictx.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: Morphic’s or our partners’ plans or ability to develop, obtain approval for any indication or disease and/or commercialize any oral small-molecule integrin therapeutics, including MORF-057, MORF-720, MORF-627, and any other candidates in development, the ability of MORF-057 to treat inflammatory bowel disease, the ability of MORF-720 and MORF-627 to treat idiopathic pulmonary fibrosis as well as other fibrotic diseases, the potential impact of the COVID-19 pandemic and the sufficiency of our cash, cash equivalents and investments to fund our operations. Statements including words such as “believe,” “plan,” “continue,” “expect,” “will be,” “develop,” “signal,” “potential,” “anticipate” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause Morphic’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to Morphic’s ability to develop, obtain regulatory approval for and commercialize MORF-057, MORF-720, and other product candidates, the timing and results of preclinical studies and clinical trials, the potential impact of the COVID-19 pandemic, Morphic’s ability to protect intellectual property; and other risks set forth in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and Morphic specifically disclaims any obligation to update these forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise, except as required by law.

-Financial Tables to Follow-

Morphic Holding Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2020	2019	2020	2019

Collaboration revenue	$25,757	$5,675	$39,044	$17,311
Operating expenses:
Research and development	15,998	12,635	54,877	36,912
General and administrative	4,751	2,898	13,368	6,807
Total operating expenses	20,749	15,533	68,245	43,719
Income (loss) from operations	5,008	(9,858)	(29,201)	(26,408)
Interest income, net	231	1,298	1,524	3,480
Total other income	231	1,298	1,524	3,480
Income (loss) before benefit from (provision for) income taxes	5,239	(8,560)	(27,677)	(22,928)
Benefit from (provision for) income taxes	115	(304)	427	(569)
Net income (loss)	$5,354	$(8,864)	$(27,250)	$(23,497)
Net income (loss) per share, basic	$0.18	$(0.30)	$(0.90)	$(2.06)
Net income (loss) per share, diluted	$0.17	$(0.30)	$(0.90)	$(2.06)
Weighted-average common shares outstanding - basic	30,533,847	29,999,170	30,368,437	11,393,192
Weighted-average common shares outstanding - diluted	32,366,141	29,999,170	30,368,437	11,393,192

Morphic Holding Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	September 30, 2020	December 31, 2019
Assets
Cash, cash equivalents and marketable securities	$213,146	$237,016
Other current assets	5,255	6,557
Total current assets	218,401	243,573
Other assets	3,177	3,862
Total assets	$221,578	$247,435

Liabilities and Stockholders' Equity
Current liabilities	$35,578	$35,350
Long-term liabilities	55,696	71,167
Total liabilities	91,274	106,517
Total stockholders' equity	130,304	140,918
Total liabilities and stockholders' equity	$221,578	$247,435

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Contacts

Morphic Therapeutic
Chris Erdman

chris.erdman@morphictx.com

617.686.1718

Media
Ten Bridge Communications
adam@tenbridgecommunications.com
917.697.9313